EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Hits Highest-Grade Gold Intercept Ever Reported at Butte Highlands:  4.4 metres of 232 g/t (14.5 feet of 6.77 opt), including 1.1 metres of 946 g/t (3.5 feet of 27.6 opt)

Coeur d’Alene, Idaho – April 29, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced more results from underground drilling at the Butte Highlands Gold Project in southwestern Montana.  The highlight was Hole BHUG11-022 which returned 14.5 feet grading 6.77 ounces per ton (opt) gold, including 3.5 feet grading 27.6 opt gold, along with other mineralized intervals.  This is the highest-grade gold assay ever reported at Butte Highlands.

Paul Dircksen, Timberline’s President and CEO, stated, “We are very excited and encouraged with results from our underground drill program at Butte Highlands.  The bonanza gold grades reported today support our expectation that Butte Highlands will be a robust profit generator for the Company.”

The planned 86-hole, 49,500-foot (15,000-metre) program is designed for detailed delineation of the contained mineralization and for underground mine planning.  Timberline holds a 50-percent interest in the project, which is under development and scheduled to begin gold production in early 2012.

Drilling to-date has focused on the upper portion of the "Old Mill Block", which has overall dimensions of approximately 275 feet (84 metres) along strike, 1100 feet (335 metres) down dip, and a mineralized thickness of 8 to 15 feet (2.5 to 4.5 metres).  Other highlights from past and current drilling in the Old Mill Block at Butte Highlands include gold intercepts of:

•

10 feet of 7.88 opt (3.1 metres of 269.9 g/t)

•

33.6 feet of 1.65 opt (10.2 metres of 56.5 g/t), including 5 feet of 10.45 opt (1.5 metres of 357.9 g/t)

•

14.3 feet of 2.37 opt (4.4 metres of 81.2 g/t)

Hole BHUG11-022 also returned two other intervals at grades exceeding 0.1 opt gold: 8.0 feet of 0.123 opt (2.4 metres of 4.2 g/t), including 1.6 feet of 0.313 opt (0.5 metres of 10.7 g/t); and 12.3 feet of 0.10 opt (3.8 metres of 3.4 g/t).  The drill hole began within the boundaries of the Only Chance Block and crossed the structural zone between the Only Chance and Old Mill Blocks.  The high-grade interval is likely from within this structural boundary while the reported lower grade intervals are well within the Old Mill Block.  The high-grade interval was extracted at or near the contact between the Meagher dolomite and the skarn altered Wolsey formation.  The interval is from within the fault gouge at the contact while the remainder of the intercept is within highly altered, faulted skarn material.

The following table summarizes drill intervals that exceed 0.1 opt gold within Hole BHUG11-022.  This hole was drilled from underground Drill Station DS-2.  (Intervals are reported relative to DS-2.)

Drill Hole	From (feet)	Length (feet)	Gold (opt)*	From (metres)	Length (metres)	Gold (g/t)*
BHUG11-022	239.2	14.5	6.770	72.9	4.4	231.9
including	242.1	3.5	27.600	73.8	1.1	945.2
including	251.9	1.8	0.770	76.8	0.6	26.4
BHUG11-022	318.4	8.0	0.123	97.1	2.4	4.2
Including	318.4	1.6	0.313	97.1	0.5	10.7
BHUG11-022	339.7	12.3	0.100	103.5	3.8	3.4

* Troy ounces per ton (opt) and grams per tonne (g/t)

Note: All lengths are estimated to be true widths.

Additional results from the ongoing program at Butte Highlands are expected shortly and will be reported by the Company as they are received.  For previously-reported results from the underground drill program at Butte Highlands, please see Timberline’s press releases dated April 6, 2011 (http://timberline-resources.com/main.php?page=190&press=146) and April 20, 2011 (http://timberline-resources.com/main.php?page=190&press=147).

Assays were also received for Holes BHUG11-018 through BHUG11-021, all of which were drilled from Drill Station DS-3 and none of which returned intervals of 0.1 opt gold or greater.  BHUG11-018 was drilled at an angle of -70 degrees at the very eastern extent of the Old Mill Block.  Holes BHUG11-019, 020, and 021 were all horizontal holes drilled at the very upper limits of the Old Mill Block.  The lack of mineralization in these holes helps define the limits of the block.

Timberline holds a 50-percent interest in the Butte Highlands Joint Venture which is targeted to commence gold production in early 2012.  Timberline's JV partner, Highland Mining, LLC is funding all project development costs, with Timberline's 50-percent share of costs to be paid out of proceeds from future mine production.  A feasibility study has not been completed at Butte Highlands, and there is no certainty the proposed operation will be economically viable.  Photos and videos of development progress at Butte Highlands, along with other additional project information, can be seen at Timberline’s web site. (http://www.timberline-resources.com/main.php?page=167)

Butte Highlands is located within a favorable geologic domain that has hosted several multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City. The property was extensively drilled by Battle Mountain Gold, Placer Dome, ASARCO, and Orvana in the 1980s and 1990s.

Paul Dircksen is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After photographing, core logging and cutting the sample intervals in half, the samples were shipped to ALS Chemex Laboratories in Elko, Nevada for preparation.  The prepared pulps were then forwarded by ALS Chemex to their lab in Sparks, Nevada or their lab in Vancouver, BC Canada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 10 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

2 | TIMBERLINE RESOURCES

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is slated to commence early in 2012.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.  The Company also holds Timberline Drilling, a wholly-owned subsidiary that provides diamond drilling services and cash flow from underground and surface contract drilling operations.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing or results of the Company’s drill program at Butte Highlands, the timing of assay results from such drilling program being released, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates for the South Eureka technical report and PEA, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

3 | TIMBERLINE RESOURCES